EXHIBIT 99.1

SAKS INCORPORATED ANNOUNCES SECOND QUARTER EARNINGS

	Contact:	Julia Bentley (865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (August 19, 2003)

SECOND QUARTER HIGHLIGHTS:

•	Saks Incorporated recorded a net loss of $25.8 million, or $.18 per share, for the second quarter ended August 2, 2003, compared to a net loss of $20.4 million, or $.14 per share, last year.
•	Included in the loss for the second quarter ended August 2, 2003 were gains related to the sale of closed stores aggregating $2.7 million, or $.02 per share. There were no similar gains or losses in the second quarter ended August 3, 2002.
•	At quarter end, the Company had approximately $390 million in cash on hand, no borrowings on its $700 million revolving credit facility, and a debt-to-capitalization ratio of 37.5%.
•	During the quarter, the Company purchased approximately 5.7 million shares of common stock, bringing the total repurchased under its 35-million-share repurchase authorization programs to 11.9 million shares.

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SAKS INCORPORATED ANNOUNCES SECOND QUARTER EARNINGS

Contact:	Julia Bentley
(865) 981-6243
www.saksincorporated.com

Birmingham, Alabama (August 19, 2003)—Retailer Saks Incorporated (NYSE: SKS) (“Saks” or the “Company”) today announced results for the second quarter and six months ended August 2, 2003.

The Company currently operates two business segments, Saks Department Store Group (“SDSG”) and Saks Fifth Avenue Enterprises (“SFAE”). SDSG consists of the Company’s department stores under the Parisian, Proffitt’s, McRae’s, Younkers, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store nameplates and Club Libby Lu specialty stores. SFAE is comprised of the Saks Fifth Avenue luxury department stores and Saks Off 5th outlet stores.

Earnings Overview

Saks Incorporated’s results of operations are presented in accordance with generally accepted accounting principles. Certain items are being highlighted for purposes of comparability.

Saks Incorporated recorded a net loss of $25.8 million, or $.18 per share, for the second quarter ended August 2, 2003, compared to a net loss of $20.4 million, or $.14 per share, last year. The year-over-year earnings decline primarily resulted from a 20 basis point decline in the gross margin rate and, and as anticipated, an increase in reported SG&A expense primarily related to the sale of the Company’s proprietary credit card accounts and receivables to Household Bank (SB), N.A. (“Household”).

For the six months ended August 2, 2003, the Company recorded a net loss of $11.3 million, or $.08 per share, compared to a net loss of $45.8 million, or $.32 per share, last year.

Certain items as follows are included in the results outlined above. All amounts listed are net of taxes. During the second quarter of 2003, the Company sold real estate associated with closed stores aggregating to a gain of $2.7 million, or $.02 per share. There were no significant gains or losses during the comparable quarter last year. For the six months ended August 2, 2003, the Company recorded certain items aggregating to income of $4.5 million, or $.03 per share, primarily related to a $3.2 million gain on the Household transaction and gains from the disposition of real estate associated with closed stores of $1.2 million. Certain charges for the comparable six-month period last year totaled $47.3 million, or $.32 per share, primarily related to the cumulative effect of a change in accounting for goodwill.

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Operating income (loss) by segment (in millions) was as follows:

	Quarter Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
SDSG	$12.5	$18.0	$37.0	$58.5
SFAE	(22.1)	(13.8)	10.9	21.5
Other	(7.2)	(5.9)	(16.1)	(16.0)
Certain items not allocated	4.2	—	2.1	(3.4)

Total	$(12.6)	$(1.7)	$33.9	$60.6

The first half decline in operating income for both business segments is attributable to a generally soft sales environment, an increase in promotional intensity, and the reduction of credit card contribution (reflected as an increase in SG&A expense) following the consummation of the Company’s transaction with Household.

Second Quarter Comments and Outlook for the Balance of 2003

R. Brad Martin, Chairman and Chief Executive Officer of Saks Incorporated, commented, “The Company’s second quarter performance reflected:

•	a consolidated comparable store sales decrease of 0.6%,
•	a 20 basis point decline in our gross margin rate reflecting an increased level of promotional activity, and
•	a $10 million increase in SG&A expense, reflecting a $16 million reduction in credit contribution primarily related to our transaction with Household. Excluding the credit contribution, SG&A expense declined in absolute dollars year over year.”

Inventories at August 2, 2003 totaled $1.35 billion. Total and comparable store inventories increased approximately 3% over last year, following a 10% comparable store inventory decline at the end of the second quarter of 2002.

The Company ended the quarter with approximately $390 million of cash on hand and no borrowings on its $700 million revolving credit facility. Total debt at August 2, 2003 was approximately $1.2 billion, and debt-to-capitalization was 37.5%.

During the second quarter, the Company purchased approximately 5.7 million shares of Saks’ common stock (for a total price of approximately $52 million). Approximately 4.6 million of these shares are subject to a price settlement agreement with a third party with a settlement price to be determined not later than April 2004. The Company’s maximum exposure under this agreement is approximately $5 million. On a year-to-date basis, the Company has purchased approximately 6.6 million shares (for a total price of approximately $59 million). The Company has approximately 23.1 million shares remaining under its 35-million-share repurchase authorization programs.

Martin noted, “While the forecasting of near-term operating results remains difficult, we are cautiously optimistic regarding improvement in sales and operating performance trends in the second half of 2003.”

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Additional Company Information

Sales Detail

Total sales numbers below represent owned department sales and leased department commissions. Total sales (in millions) for the second quarter ended August 2, 2003 compared to last year’s second quarter ended August 3, 2002 were:

	This Year	Last Year	Total Increase (Decrease)	Comparable Increase (Decrease)
SDSG	$750.8	$755.4	(0.6%)	(1.7%)
SFAE	486.3	481.8	0.9%	1.0%

Total	$1,237.1	$1,237.2	0.0%	(0.6%)

Total sales (in millions) for the six months ended August 2, 2003 compared to the six months ended August 3, 2002 were:

	This Year	Last Year	Total (Decrease)	Comparable (Decrease)
SDSG	$1,549.9	$1,573.6	(1.5%)	(2.3%)
SFAE	1,069.1	1,089.9	(1.9%)	(1.8%)

Total	$2,619.0	$2,663.5	(1.7%)	(2.1%)

Leased department commissions included in the total sales numbers above were as follows (sales in millions):

	Quarter Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
SDSG leased commissions	$4.0	$4.0	$8.2	$8.4
SFAE leased commissions	5.0	4.2	10.7	9.3

Total leased commissions	$9.0	$8.2	$18.9	$17.7

Store News

At quarter end, Saks operated SDSG with 241 department stores with 26.5 million square feet and SFAE with 60 Saks Fifth Avenue stores with 6.3 million square feet and 53 Off 5th units with 1.5 million square feet. During the second quarter, the Company opened two Club Libby Lu stores bringing the number of stores to 13.

Conference Call Information

Management has scheduled a conference call at 9:30 a.m. Eastern Time on Tuesday, August 19, 2003 to discuss second quarter results. To participate, please call (706) 643-1966 (10 minutes prior to the call). A replay of the call will be available for 48 hours following the live call. The dial-in number for the replay is (706) 645-9291 (conference ID number 7476541).

Interested parties also have the opportunity to listen to the conference call over the Internet by visiting the Investor Relations section of Saks Incorporated’s corporate website at http://www.saksincorporated.com/investor_relations.html. To listen to the live call, please go to the address listed at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call, and a transcript will be posted on the Company’s web site within 24 to 48 hours.

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To be placed on the Company’s e-mail notification list for press releases, SEC filings, certain analytical information, and/or upcoming events, please go to www.saksincorporated.com, click on “Investor Relations,” click on “e-mail Alerts,” and fill out the requested information.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful implementation of the Company’s proprietary credit card strategic alliance with Household Bank (SB), N.A.; and changes in interest rates. For additional information regarding these and other risk factors, please refer to Exhibit 99.3 to the Company’s Form 10-K for the fiscal year ended February 1, 2003 filed with the Securities and Exchange Commission (“SEC”), which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

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SAKS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands, Except for Per Share Data)

	(UNAUDITED) Three Months Ended
	August 2, 2003		August 3, 2002
Net sales	$1,237,104	100.0%	$1,237,232	100.0%
Cost of sales (includes buying & distribution)	786,062	63.5%	783,157	63.3%

Gross margin	451,042	36.5%	454,075	36.7%
Selling, general and administrative expenses	327,319	26.5%	317,493	25.7%
Other operating expenses:
Property and equipment rentals	49,570	4.0%	48,384	3.9%
Depreciation & other amortization	52,418	4.2%	52,518	4.2%
Taxes other than income taxes	37,483	3.0%	37,331	3.0%
Store pre-opening costs	1,033	0.1%	61	0.0%
Integration charges	70	0.0%	—	0.0%
Gains from long-lived assets	(4,232)	-0.3%	—	0.0%

Operating income (loss)	(12,619)	-1.0%	(1,712)	-0.1%
Other income (expense):
Interest expense	(27,901)	-2.3%	(31,119)	-2.5%
Other income (expense), net	(76)	0.0%	196	0.0%

Income (loss) before provision (benefit) for income taxes	(40,596)	-3.3%	(32,635)	-2.6%
Provision (benefit) for income taxes	(14,819)	-1.2%	(12,235)	-1.0%

Net income (loss)	$(25,777)	-2.1%	$(20,400)	-1.6%

Basic earnings (loss) per common share:	$(0.18)		$(0.14)
Diluted earnings (loss) per common share:	$(0.18)		$(0.14)
Weighted average common shares:
Basic	140,498		142,942
Diluted	140,498		142,942

SAKS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands, Except for Per Share Data)

	(UNAUDITED) Six Months Ended
	August 2, 2003		August 3, 2002
Net sales	$2,618,964	100.0%	$2,663,459	100.0%
Cost of sales (includes buying & distribution)	1,645,231	62.8%	1,667,922	62.6%

Gross margin	973,733	37.2%	995,537	37.4%
Selling, general and administrative expenses	662,387	25.3%	654,879	24.6%
Other operating expenses:
Property and equipment rentals	96,197	3.7%	94,807	3.6%
Depreciation & other amortization	104,682	4.0%	104,992	3.9%
Taxes other than income taxes	75,712	2.9%	78,446	2.9%
Store pre-opening costs	2,261	0.1%	896	0.0%
Integration charges	535	0.0%	—	0.0%
(Gains) losses from long-lived assets	(1,954)	-0.1%	926	0.0%

Operating income	33,913	1.3%	60,591	2.3%
Other income (expense):
Interest expense	(56,765)	-2.2%	(62,193)	-2.3%
Gain on extinguishment of debt	—	0.0%	709	0.0%
Other income (expense), net	4,992	0.2%	581	0.0%

Income (loss) before provision (benefit) for income taxes and cumulative effect of accounting change	(17,860)	-0.7%	(312)	0.0%
Provision (benefit) for income taxes	(6,520)	-0.2%	(113)	0.0%

Income (loss) before cumulative effect of accounting change	(11,340)	-0.4%	(199)	0.0%
Cumulative effect of a change in accounting principle, net of taxes	—	0.0%	(45,593)	-1.7%

Net income (loss)	$(11,340)	-0.4%	$(45,792)	-1.7%

Basic earnings (loss) per common share:
Before cumulative effect of accounting change	$(0.08)		$(0.00)
After cumulative effect of accounting change	$(0.08)		$(0.32)
Diluted earnings (loss) per common share:
Before cumulative effect of accounting change	$(0.08)		$(0.00)
After cumulative effect of accounting change	$(0.08)		$(0.32)
Weighted average common shares:
Basic	141,866		142,685
Diluted	141,866		142,685

SAKS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	(UNAUDITED)
	August 2,	August 3,
	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$389,748	$88,649
Retained interest in accounts receivable	—	251,954
Merchandise inventories	1,354,570	1,318,748
Other current assets	155,042	77,838
Deferred income taxes, net	77,176	54,192

Total current assets	1,976,536	1,791,381
Property and equipment, net	2,114,151	2,214,397
Goodwill and intangibles, net	323,987	317,183
Deferred income taxes, net	142,586	179,173
Other assets	55,613	49,609

TOTAL ASSETS	$4,612,873	$4,551,743

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$356,311	$321,003
Accrued expenses and other current liabilities	438,945	474,081
Current portion of long-term debt	81,478	4,743

Total current liabilities	876,734	799,827
Long-term debt	1,241,455	1,329,689
Other long-term liabilities	293,576	185,014
Total shareholders’ equity	2,201,108	2,237,213

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,612,873	$4,551,743

SAKS INCORPORATED

SEGMENT INFORMATION

(Dollars In Thousands)

	(UNAUDITED) Three Months Ended
	August 2, 2003	August 3, 2002
Net Sales:
Saks Department Stores Group	$750,784	$755,377
Saks Fifth Avenue Enterprises	486,320	481,855

	$1,237,104	$1,237,232
Operating Income:
Saks Department Stores Group	$12,515	$18,007
Saks Fifth Avenue Enterprises	(22,112)	(13,780)
Other	(7,245)	(5,939)
Certain Items not allocated	4,223	—

	$(12,619)	$(1,712)
Depreciation and Amortization:
Saks Department Stores Group	$27,920	$27,797
Saks Fifth Avenue Enterprises	23,290	24,121
Other	1,208	600

	$52,418	$52,518
Total Assets:
Saks Department Stores Group	$2,103,728	$2,256,930
Saks Fifth Avenue Enterprises	1,667,589	1,758,241
Other	841,556	536,572

	$4,612,873	$4,551,743

SAKS INCORPORATED

SEGMENT INFORMATION

(Dollars In Thousands)

	(UNAUDITED) Six Months Ended
	August 2, 2003	August 3, 2002
Net Sales:
Saks Department Stores Group	$1,549,937	$1,573,570
Saks Fifth Avenue Enterprises	1,069,027	1,089,889

	$2,618,964	$2,663,459
Operating Income:
Saks Department Stores Group	$37,027	$58,465
Saks Fifth Avenue Enterprises	10,870	21,477
Other	(16,071)	(15,980)
Certain Items not allocated	2,087	(3,371)

	$33,913	$60,591
Depreciation and Amortization:
Saks Department Stores Group	$55,229	$55,415
Saks Fifth Avenue Enterprises	46,460	48,378
Other	2,993	1,199

	$104,682	$104,992
Total Assets:
Saks Department Stores Group	$2,103,728	$2,256,930
Saks Fifth Avenue Enterprises	1,667,589	1,758,241
Other	841,556	536,572

	$4,612,873	$4,551,743